American Express Credit Corporation

Medium-Term Senior Notes, Series D

AGENCY AGREEMENT

June 16, 2009

Banc of America Securities LLC
Bank of America Tower
One Bryant Park
New York, NY 10036

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019

BNY Mellon Capital Markets, LLC
One Wall Street, 18th Floor
New York, NY 10286

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, NY 10017

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

RBS Securities Inc.
600 Washington Boulevard
Stamford, CT 06901

UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901

Utendahl Capital Partners, L.P.
30 Broad Street, 42nd Floor
New York, NY 10004

Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288

The Williams Capital Group, L.P.
650 Fifth Avenue, 11th Floor
New York, New York 10019

Ladies and Gentlemen:

                    American Express Credit Corporation, a Delaware corporation (the “Company”), proposes to issue and sell from time to time its Medium-Term Senior Notes, Series D, with maturities of nine months or more from date of issue (the “Notes”) in an unlimited aggregate principal amount and agrees with each of you (individually, an “Agent” and collectively, the “Agents”) as set forth in this Agreement.

                    Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf and to designate or select additional agents pursuant to Section 3 hereof, the Company hereby (i) appoints each of the Agents as an agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to any Agent as principal it will enter into a separate agreement (each, a “Terms Agreement”), oral (and confirmed in writing by facsimile transmission or otherwise) or in

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writing, with respect to such information (as applicable) as specified in Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

                    The Notes will be issued from time to time pursuant to an indenture, dated as of June 9, 2006, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York, together with such other trustee as may be named for the Notes, being hereafter referred to as the “Trustee”) (as the same may be supplemented or amended by one or more indentures supplemental thereto, the “Indenture”), in minimum denominations of $100,000 and in denominations exceeding such amount in integral multiples of $1,000. The Notes shall have the maturity ranges and other terms set forth in the Prospectus (as hereinafter defined) as it may be supplemented from time to time by an applicable Pricing Supplement (as hereinafter defined). The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with both the Indenture and the administrative procedures attached hereto as Annex II as amended from time to time by written agreement between the Agents and the Company (the “Procedures”) and, if applicable, as specified in a related Terms Agreement.

                    Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or any Pricing Supplement (each, as defined below) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the most recent date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective (the “Effective Date”) or the issue date of the Base Prospectus, the Prospectus Supplement or any Pricing Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or any Pricing Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or any Pricing Supplement, as the case may be, deemed to be incorporated therein by reference. Definitions of certain capitalized terms used in this Agreement are set forth in Section 16 hereof.

                    1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as follows:

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-●), including a related base prospectus dated June 16, 2009 (the “Base Prospectus”), for registration under the Act of the offering and sale of the Notes. Such automatic shelf registration statement, including exhibits and financial statements but excluding all Forms T-1, the prospectus supplement, dated June 16, 2009 relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement, and together with the Base Prospectus, the “Prospectus”), and any other prospectus supplement or pricing supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such automatic shelf registration statement pursuant to Rule 430B, as amended on each Effective Date is referred to herein as the “Registration Statement”. Such Registration Statement, including any amendments thereto filed prior to the date of this Agreement, became effective upon filing. As filed, the Prospectus

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Supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Agents shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date of this Agreement, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised you, prior to the date of this Agreement, will be included therein; provided that the terms of a particular offering of the Notes will be set forth in a supplement to the Prospectus Supplement (a “Pricing Supplement”) which the Company will file with the Commission in accordance with Rule 424(b). The Registration Statement, as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the date of this Agreement;

          (b) On each Effective Date, the Registration Statement did, and when the Prospectus Supplement is first filed in accordance with Rule 424(b) and at the Time of Delivery, the Prospectus Supplement (and any supplement thereto) will, comply in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the time sales of a particular offering of the Notes are confirmed (the “Time of Sale”), the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and at each Time of Delivery, the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and at the Closing Date and at the Time of Delivery the applicable Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from any document in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for inclusion in such document.

          (c) As of the Time of Sale, the Disclosure Package (as hereinafter defined), including the applicable term sheet, when considered as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished in writing to the Company by or on behalf of any Agent specifically for inclusion therein.

          (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at

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the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the applicable Time of Sale (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

          (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the applicable Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

          (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the applicable Disclosure Package based upon and in conformity with written information furnished in writing to the Company by any Agent specifically for inclusion therein.

          (g) The consolidated historical financial statements and schedules of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the applicable Disclosure Package present fairly, and the consolidated historical financial statements and schedules of the Company included in the Prospectus will present fairly, in all material respects the financial condition, the results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

          (h) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Prospectus, is an independent public accountant with respect to the Company within the meaning of the Act and the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States).

          (i) The Indenture and the Notes have been duly authorized; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture has been duly executed and delivered and constitutes, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture will constitute, valid and legally binding obligations of the Company in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at

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law; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Prospectus and the applicable Pricing Supplement.

          (j) Subsequent to the respective dates as of which information contained in the Registration Statement or the Prospectus is given, except as disclosed in the applicable Disclosure Package, (i) there has not been any material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has entered into any transaction not in the ordinary course of business material to the Company and its subsidiaries, taken as a whole, and (iii) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business that are material in relation to the Company and its subsidiaries, taken as a whole.

          (k) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the applicable Disclosure Package; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that, in the opinion of counsel for the Company, requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (l) Neither the issue and sale of the Notes nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) to the best knowledge of the Company, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), where such conflict, breach or imposition of any lien, charge or encumbrance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (m) To the best knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or threatened that (i) could reasonably be expected to have a material adverse effect on the

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performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the applicable Disclosure Package.

          (n) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii), where such violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (o) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by a wholly-owned subsidiary of American Express Company, a New York corporation (“American Express”), free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, and all of the outstanding shares of capital stock of such subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by American Express free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Agents in the manner contemplated herein.

          (q) Compliance by the Company and its subsidiaries with all of the provisions of the agreements, to which they are respectively subject, in connection with the purchase of receivables from various subsidiaries of American Express (such agreements being herein referred to as the “Receivables Agreements”), will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result (except as contemplated thereby) in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, any of its subsidiaries, American Express or any subsidiary of American Express that is a party to any of the Receivables Agreements, pursuant to the terms of any agreement or instrument to which the Company, any of its subsidiaries, American Express or any subsidiary of American Express that is a party to any of the Receivables Agreements is now or at the applicable Time of Sale or the applicable Time of Delivery will be a party, except in the case of (A)

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any subsidiary of the Company, to the extent any such conflict, breach, default or lien, charge or encumbrance would not be material to the Company and its subsidiaries taken as a whole or (B) American Express or any subsidiary of American Express that is a party to any of the Receivables Agreements (other than subsidiaries of the Company), to the extent any such conflict, breach, default or lien, charge or encumbrance would not be material to American Express or any such subsidiary, as the case may be.

          (r) The Receivables Agreements conform in all material respects to the descriptions thereof included in the Registration Statement, the Prospectus and the applicable Disclosure Package and, at the Time of Delivery, the Receivables Agreements will conform in all material respects to the descriptions thereof included in the Prospectus.

          (s) The Receivables Agreements to which the Company is a party have been duly authorized, executed and delivered by each party thereto, constitute valid and legally binding instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and no defaults exist in the performance by the parties thereto of any obligation, agreement or condition contained therein.

          (t) The Receivables Agreements to which any subsidiary of the Company is a party have been duly authorized, executed and delivered by each party thereto, constitute valid and legally binding instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no defaults exist in the performance by the parties thereto of any obligation, agreement or condition contained therein, except to the extent that the failure of any such Receivables Agreements to which any such subsidiary of the Company is party to be duly authorized, executed or delivered, to constitute valid and legally binding instruments enforceable in accordance with its terms or any default in the performance by the parties thereto would not be material to the Company and its subsidiaries, taken as a whole.

          (u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

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          (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Any certificate signed by any officer of the Company and delivered to the Agents or Counsel for the Agents in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Agent.

2. Solicitations by the Agents of Offers to Purchase; Purchases as Principal.

          (a) Solicitations as Agent. On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each Agent hereby agrees, as an agent of the Company, to use its reasonable best efforts when requested by the Company to solicit and receive offers to purchase Notes from the Company upon the terms and conditions set forth in the Prospectus from time to time as amended or supplemented by an applicable Pricing Supplement or otherwise. No Agent shall otherwise employ, pay or compensate any other person to solicit offers to purchase the Notes or to perform any of its functions as agent without the prior written consent of the Company.

          Following the date of this Agreement, the Company shall notify each Agent from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents. On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each Agent agrees to use its reasonable best efforts to solicit offers to purchase Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest to purchase Notes received by such Agent as Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes in its capacity as agent of the Company, each Agent is acting solely as agent for the Company, and not as principal, and does not assume any obligation toward or relationship of agency or trust with any purchaser of the Notes (other than any such obligation or relationship which the Agent

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assumes independently of this Agreement). Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b) and 2(c) below, under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any of you may purchase Notes as principal pursuant to Section 2(b) and Section 2(c) below, as applicable.

                    The Company reserves the right, in its sole discretion, to instruct each Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. As soon as practicable, but in any event not later than the next Business Day after receipt of such notice from the Company, each Agent will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised it that such solicitation may be resumed. For the purpose of the foregoing sentence, “Business Day” shall mean any day that is not a Saturday or Sunday and that, in the City of New York, New York and in the State of Delaware (and, with respect to LIBOR Notes (as defined in the Prospectus), the City of London) is not a day on which banking institutions are generally authorized or obligated by law to close.

                    The Company agrees to pay each Agent a commission at the time of settlement of any sale of a Note by the Company as a result of a solicitation made by such Agent, at a rate to be agreed upon by the Agents and the Company between 1 and 75 basis points (as a percentage of the principal amount of Notes sold by such Agent). The Agents may re-allow any portion of the commission payable to them pursuant hereto to dealers in connection with the offer and sale of any Notes on an agency basis.

As Agents, you are authorized to solicit offers to purchase the Notes only in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

          (b) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Terms Agreement, whether oral (and confirmed in writing by facsimile transmission or otherwise) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the re-offering of such Notes by such Agent. The commitment of such Agent to purchase Notes of the Company pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes of the Company to be purchased by an Agent pursuant thereto, the price to be paid to the Company for such Notes, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the re-offering of the Notes, and the time and date and place of delivery of and payment for such Notes. Such Terms Agreement shall also specify any requirements for opinions of counsel, officers’ certificates and

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letters from the independent public accountants of the Company pursuant to Section 4 hereof.

An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased.

          (c) Procedures. Procedural details relating to the issue and delivery of Notes, the solicitation of offers to purchase, and purchases by any Agent as principal of Notes, and the payment in each case therefor, shall be as set forth in the Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedures. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect. The Procedures may be amended only by written agreement of the Company and the Agents.

          (d) Delivery of Documents at Closing Date. The documents required to be delivered pursuant to Section 6 hereof shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 9:30 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is first commenced (such time and date being referred to herein as the “Closing Date”).

                    3. Additional Agent. Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an “Additional Agent”) to act as its agent to solicit offers for the purchase of all or part of the Notes of the Company and the Company shall give the Agents prompt notice of such authorization; provided, however, any Additional Agent shall execute this Agreement and become a party hereto and thereafter the term Agent as used in this Agreement shall mean the Agents and such Additional Agent.

                    4. Covenants and Agreements of the Company. The Company covenants and agrees with each Agent as follows:

          (a) The Company will furnish to the Agents copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Agent or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus, each Pricing Supplement and each Issuer Free Writing Prospectus and any supplement thereto as the Agents may reasonably request;

          (b) The Company will prepare a Pricing Supplement with respect to any Notes to be offered and sold to or through the Agents pursuant to Section 2(a) or Section 2(b) of this Agreement and, after approval of each such Pricing Supplement by the Agents participating in the applicable offering, to file such Pricing Supplement with the Commission pursuant to and in accordance with Rule 424(b) under the Act;

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          (c) With respect to any Notes to be offered and sold to or through the Agents pursuant to Section 2(a) or Section 2(b) of this Agreement, but only if requested by the Agents prior to the Time of Sale, the Company will prepare a final term sheet relating to such Notes in a form approved by the relevant Agents and the Company and file such final term sheet pursuant to Rule 433(d) under the Act within the time required by such rule. The Company will, if required by Rule 430B(h) under the Act, prepare a form of prospectus in a form approved by the Agents and file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and the Company will make no further amendment or supplement to such form of prospectus that shall be disapproved by the Agents promptly after reasonable notice thereof;

          (d) Prior to the termination of any offering of the Notes pursuant to Section 2(a) or Section 2(b) of this Agreement, if there occurs an event or development as a result of which the applicable Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Agents participating in the applicable offering so that any use of such Disclosure Package may cease until it is amended or supplemented;

          (e) The Company will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus or to file an Issuer Free Writing Prospectus, and the Company will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement (other than an amendment or supplement to be made pursuant to incorporation by reference of a document filed under the Exchange Act, any Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), and if the Company effects any amendment or supplementation of the Registration Statement or the Prospectus, or files an Issuer Free Writing Prospectus, to which an Agent objects, such Agent shall be relieved of its obligations under Section 2(a) to solicit offers to purchase the Notes until such time as the Company shall have filed such further amendments or supplements such that such Agent is reasonably satisfied with the Registration Statement or Prospectus, as the case may be, as then amended or supplemented, or Issuer Free Writing Prospectus;

          (f) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus, as then amended or supplemented, or the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or amend or supplement the Prospectus or the Disclosure Package to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (1) notify the Agents (which notification shall be by telephone and confirmed in writing) to promptly suspend solicitation of purchases of the Notes, (2) if the Company shall decide to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package, as the case may be, or to file a new registration

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statement, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly prepare and file with the Commission such amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (4) supply any amended or supplemented Prospectus or Disclosure Package to the Agents in such quantities as they may reasonably request. If such amendment or supplement, and any documents, certificates, opinions and letters furnished to the Agents pursuant to this Section 4 in connection with the preparation and filing of such amendment or supplement, are reasonably satisfactory in all respects to such Agents, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, as the case may be, the applicable Agents will resume solicitation of offers to purchase Notes hereunder. Notwithstanding the foregoing, the Company shall not be required to comply with the provisions of this subsection (f) during any period from the time any Agent shall have been notified to suspend the solicitation of offers to purchase the Notes in its capacity as Agent (whether under this subsection (f) or otherwise under this Agreement) to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed; provided that, if any Agent holds any Notes as principal purchased pursuant to a Terms Agreement or otherwise pursuant to this Agreement, the Company shall comply with the provisions of this subsection (f) during the period when a Prospectus is required to be delivered pursuant to the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act).

          (g) The Company will promptly advise the Agents (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of any offering of Notes pursuant to Section 2(a) or Section 2(b) of this Agreement, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any amendment or supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose;

          (h) If, during the period referred to in (g) above, the Commission shall threaten or initiate any stop order proceeding in respect of the Registration Statement, the Company will use its reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal of such order as soon as possible, unless the Company shall, in its sole judgment, determine that it is in the Company’s best interest not to do so;

(i) The Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(j) The Company will notify immediately each Agent of any downgrading in the rating of any debt securities of the Company or any proposal to downgrade the rating

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of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Company learns of such downgrading, proposal to downgrade or public announcement;

          (k) So long as any of the Notes are outstanding, the Company agrees to furnish to the Agents upon their request (i) copies of any reports furnished to the Company’s security holders generally (other than reports made solely to American Express or American Express Travel Related Services Company, Inc.) and (ii) any reports and financial statements filed by or on behalf of the Company with the Commission or any national securities exchange;

          (l) The Company agrees to arrange, if necessary, to qualify the Notes for sale under the securities laws of such jurisdictions as the Agents reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the Notes and to arrange for the determination of the legality of the Notes for purchase by institutional investors, except that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

          (m) Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his or her agent of the Notes relating to such acceptance as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus, as amended or supplemented to each such time);

          (n) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by filing with the Commission (i) a Pricing Supplement, (ii) an Issuer Free Writing Prospectus, (iii) an amendment or supplement relating solely to an offering of securities other than the Notes or (iv) a Current Report on Form 8-K (or any successor form thereto))[1], if requested by any Agent, the Company shall, furnish the Agents with a certificate of the Company, signed by the Chairman of the Board of Directors, the President or any Vice President and by the Treasurer or an Assistant Treasurer in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(i) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement or the Prospectus as amended and

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supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(i), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

          (o) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or the Company files with the Commission any document incorporated by reference into the Prospectus (other than by filing with the Commission (i) a Pricing Supplement, (ii) an Issuer Free Writing Prospectus, (iii) an amendment or supplement relating solely to an offering of securities other than the Notes or (iv) a Current Report on Form 8-K (or any successor form thereto))[2], if requested by any Agent, the Company shall furnish the Agents and their counsel with written opinions of counsel of the Company, addressed to the Agents and dated the date of delivery of such opinions, in form satisfactory to the Agents, of the same tenor as the respective opinions referred to in Section 6(g) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinions; provided, however, that in lieu of such opinions, such counsel may furnish the Agents with letters to the effect that the Agents may rely on such prior opinions to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such prior opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letters authorizing reliance);

          (p) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or the Company files with the Commission any document incorporated by reference into the Prospectus which contains additional financial information (other than by filing with the Commission (i) a Pricing Supplement, (ii) an Issuer Free Writing Prospectus, (iii) an amendment or supplement relating solely to an offering of securities other than the Notes or (iv) a Current Report on Form 8-K (or any successor form thereto)), the Company shall cause its independent public accountants who reviewed or audited such information, as the case may be, to furnish the Agents, concurrently with such amendment, supplement or filing, a letter, addressed to the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(j) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the relevant independent public accountants of the Company may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents or Counsel for the Agents, should be covered by such letter or letters, as the case may be, in which event such letter or letters, as the case may be, shall also cover such other information;

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          (q) Between the date on which any Agent agrees to purchase Notes from the Company as principal for resale and the date of delivery of such Notes, the Company will not offer or sell, or enter into any agreement to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any of its debt securities (other than such Notes), other than borrowings under the Company’s revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper, or publicly disclose the intention to make any such offer, sale, pledge or disposition or filing;

          (r) If so stated in any Terms Agreement, the Company will use its best efforts to cause an application for the listing of the Securities on The New York Stock Exchange, Inc. or listing or quotation on such other securities exchange or automatic quotation system specified in such Terms Agreement and for the registration of the Securities under the Exchange Act to become effective;

          (s) The Company agrees that unless it obtains the prior written consent of the Agents, and each Agent, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than each applicable term sheet. Any additional free writing prospectus consented to by the Agents or the Company, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping; and

(t) The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

                    5. Fees, Costs, etc. The Company covenants and agrees with each Agent that, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and all other expenses in connection with the preparation and printing of the Registration Statement, the Prospectus, any Pricing Supplement or any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the cost of preparation and printing of this Agreement, the Indenture, any blue sky survey and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(l) hereof, including the fees and disbursements of Counsel for the Agents in connection with such qualification and in connection with any blue sky and “legal investment” memoranda; (iv) any fees charged by securities rating services for rating the Notes; (v) any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Notes; (vi) the cost of preparing the Notes; (vii) the fees and expenses of the

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Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (viii) the fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, as Counsel for the Agents, or other counsel reasonably satisfactory to both the Agents and the Company; (ix) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company; and (x) all other reasonable costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 5.

                    6. Conditions of Obligations. (i) The obligation of any Agent, as an agent of the Company, to solicit offers to purchase the Notes after the Closing Date and at any time before which the Company has advised the Agent to suspend solicitation of offers to purchase Notes pursuant to Section 2(a) or after which the Company has advised the Agent that the solicitation of offers to purchase Notes which was suspended pursuant to Section 2(a) may be resumed (the “Solicitation Time”), (ii) the obligation of any Agent to purchase Notes as principal pursuant to any Terms Agreement, and (iii) the obligation of any person who has agreed to purchase Notes to make payment for and accept delivery of Notes shall in each case be subject to the following conditions:

          (a) That all representations and warranties and other statements of the Company herein (and, in the case of an obligation of such Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct (i) at and as of the Closing Date; (ii) at and as of any Time of Sale or Time of Delivery, as the case may be; and (iii) during any Solicitation Time.

(b) That the Company shall have performed all of its obligations hereunder theretofore in each case to be performed.

          (c) No stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and to the knowledge of the Company or the Agents, no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Agents or counsel for the Agents; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus which have not been reviewed by the Agent.

          (d) No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 4(l) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

          (e) No Agent shall have discovered and disclosed to the Company that the Registration Statement, the Prospectus or the Disclosure Package contains an untrue statement of a fact which, in the opinion of counsel for such Agent, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

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          (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Disclosure Package, there shall not have been any material change, on a consolidated basis, in the shareholder’s equity, short-term debt, long-term debt, ratio of earnings to fixed charges, total assets, total revenue or total net income of the Company and its subsidiaries, in the condition (financial or other) or in the earnings of the Company, its subsidiaries, or the affairs, or business of the Company and its subsidiaries whether or not arising in the ordinary course of business, or any change in the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company, which, in the reasonable judgment of the Agents, makes it impractical or inadvisable to offer or deliver the Notes on the terms and in the manner contemplated in the Prospectus.

          (g) At the Closing Date and, if called for in the applicable Terms Agreement, at the Time of Delivery, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of David S. Carroll, Esq., Counsel of the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of Delaware and has all corporate power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Registration Statement, the Prospectus or the Disclosure Package; the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and the failure so to qualify would have a material adverse effect on the Company; and except as may be disclosed in the Registration Statement or the Prospectus, as the case may be, all outstanding shares of capital stock of the Company are owned by a wholly owned subsidiary of American Express free and clear of any lien, pledge and encumbrance or, to the best of such counsel’s knowledge, any claim of any third party;

          (ii) Such counsel has no reason to believe that (a) at the Effective Date the Registration Statement, (b) at the time the Prospectus, or any amendment or supplement thereto, was first filed pursuant to Rule 424(b), at the Time of Delivery and at the Closing Date, or (c) at the Time of Sale, Registration Statement, the Prospectus or the Disclosure Package; contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no opinion as to the financial statements or schedules or other data of a financial or related statistical nature);

          (iii) Such counsel does not know of any litigation or governmental proceeding pending or threatened against the Company or its subsidiaries which would affect the subject matter of this Agreement or the Indenture or is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package which is not disclosed and correctly summarized therein;

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          (iv) Such counsel does not know of any contracts or other documents which are required to be filed as exhibits to the Registration Statement or incorporated by reference in the Prospectus by the Act, the Exchange Act or the Trust Indenture Act or the rules and regulations thereunder, which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the rules and regulations thereunder;

          (v) To the best of such counsel’s knowledge, neither the Company nor its subsidiaries is in violation of their corporate charter or by-laws; or in default under any agreement, indenture or instrument, the effect of which default would be material to the Company;

          (vi) Neither the issuance or sale of the Notes nor the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of any other transactions contemplated by this Agreement or the Indenture will conflict with, or result in a breach or violation of, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel to which the Company or its subsidiaries is a party or by which it or its properties is bound, or result in a violation of the corporate charter or by-laws of the Company or its subsidiaries or any order, rule or regulation (applicable to the Company, or its subsidiaries or their respective properties) of any court or governmental agency having jurisdiction over the Company, or its subsidiaries or their respective properties; except as required by the Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and the Indenture, except as has been duly obtained or made and is in full force and effect;

          (vii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act; the Indenture constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (viii) The Notes have been duly authorized by all necessary corporate action and, when executed by the proper officers of the Company and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless

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of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(ix) The Indenture and Notes conform in all material respects to the statements concerning each of them in the Prospectus and the applicable Disclosure Package;

          (x) The Registration Statement, and any amendment or supplement filed by the Company, became effective under the Act upon filing, the Prospectus, and any amendment or supplement thereto, and any Issuer Free Writing Prospectus was filed with the Commission pursuant to Rule 424(b) or Rule 433(d), as the case may be, in the manner and within the applicable time periods specified therein; and, to the best knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceeding for that purpose is pending or threatened by the Commission;

          (xi) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder (except that no opinion need be expressed as to the financial statements or schedules or other data of a financial or related statistical nature, or to the Forms T-1);

          (xii) The statements made in the Prospectus under the caption “Description of Debt Securities” and “Description of Notes”, insofar as they purport to summarize the provisions of the Notes and the Indenture, fairly present the information called for with respect thereto by Form S-3;

          (xiii) The statements made in the Prospectus under the caption “Certain Federal Income Tax Considerations” and “United States Federal Taxation” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal United States federal income tax consequences of an investment in the Notes, subject to the qualifications set forth therein;

          (xiv) Neither the issuance or sale of the Notes nor the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of any other transaction contemplated by this Agreement or the Indenture will conflict with, or result in a breach or violation of the Receivables Agreements;

(xv) This Agreement has been duly authorized, executed and delivered by the Company; and

          (xvi) If the letter is being delivered at a Time of Delivery, such counsel has not reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those documents included in the applicable Disclosure Package and the term sheet, when taken together as a whole, contained

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any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York, or the federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to Counsel for the Agents and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (g) shall also include any supplements thereto at the applicable Time of Delivery.

          (h) There shall not have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (ii) the engagement by the United States in hostilities which have resulted in the declaration of a national emergency or war; (iii) any banking moratorium declared by U.S. Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the occurrence of any other calamity or crisis or any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere; or (v) any downgrading in the rating accorded the Notes or any other debt securities of the Company by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), if the effect thereof in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Terms Agreement, as the case may be;

          (i) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Closing Date, dated the Time of Delivery, dated the date the Company has advised the Agents that the solicitation of offers to purchase Notes which was suspended pursuant to Section 2(a) may be resumed, and dated the applicable dates referred to in Section 4(n) in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date or such applicable date, as the case may be, as to the matters set forth in subsections (c) and (d) of this Section 6, and as to such other matters as such Agent may reasonably request;

          (j) The Company shall have furnished to the Agents on the Closing Date or the Time of Delivery, as the case may be, a letter from the relevant independent public accountants of the Company addressed to the Agents and dated such applicable date, to

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the effect set forth in Annex III hereto with respect to the financial information audited or reviewed by such independent public accounting firm;

          (k) The Agents shall have received from Counsel for the Agents, or other counsel reasonably satisfactory to both the Agents and the Company, such opinion or opinions, dated the Closing Date or the Time of Delivery (if required by the applicable Terms Agreement) and/or (as applicable), if requested by any Agent, at the time that the Company files with the Commission its Annual Report on Form 10-K, each with respect to the issuance and sale of the Notes, the Disclosure Package, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters; and

          (l) Prior to the Closing Date or the Time of Delivery, as the case may be, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

                    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents.

7. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person who controls any Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Prospectus, each Pricing Supplement, any Permitted Free Writing Prospectus or the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein or (y) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act; provided, further that the foregoing indemnity with respect to the Prospectus, each Pricing Supplement or any Permitted Free Writing Prospectus shall not inure to the benefit of any Agent from whom the person asserting any Losses otherwise covered by this paragraph purchased Notes, or to the benefit of any person controlling

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such Agent, if a copy of the Prospectus, Pricing Supplement or Permitted Free Writing Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Notes with such person, and if the Prospectus, Pricing Supplement or Permitted Free Writing Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Losses.

          (b) Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnity party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that each Agent shall have the right to employ counsel to represent it with respect to any liability arising out of any claim in respect of which indemnity may be sought by such Agent against the Company under this Section if, in the reasonable judgment of such Agent, it is advisable for such Agent to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Company.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Losses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such Losses (or actions in

23

respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts (before deducting expenses) received by such Agent in connection with the sales of the Notes by the Company for which such Agent received a commission hereunder or any applicable Terms Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the total amount of commissions or discounts received by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such Losses (or action in respect thereof) relate and are not joint. Promptly after receipt by an indemnified party under this subsection (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have; and the obligations of the

24

Agents under this Section 7 shall be in addition to any liability which the respective Agents may otherwise have.

8. Status of Each Agent.

          (a) Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any Terms Agreement), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. Under no circumstances will an Agent be obligated to purchase any Notes for its own account except pursuant to, and subject to the conditions of, a Terms Agreement. The Company agrees that, if the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) in particular, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

          (b) The Company hereby acknowledges that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent and any affiliate through which it may be acting, on the other, (ii) the Agents are acting as principal or agent, as the case may be, and not as a fiduciary of the Company and (iii) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

                    9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company or its officers set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of such Agent or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

                    10. Termination. The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent insofar as this Agreement relates to such Agent upon the giving of written notice of such suspension or termination to any Agent or to the Company, as the case may be. In the event of such suspension or termination with respect to any Agents, (x) this Agreement shall remain in full force and effect with respect to the Agent as to

25

which such suspension or termination has not occurred and (y) the Company shall not have any liability to such Agent and such Agent shall not have any liability to the Company, except as provided in any Terms Agreements and in the third paragraph of Section 2(a), Section 5, Section 7, Section 8 and Section 9 and except that (i) so long as such Agent owns Notes purchased directly from the Company with a view to reselling such Notes (but in no event longer than nine months after the sale of such Notes), the Company shall continue to have the obligations provided in subsections (a), (d), (e) and (f) of Section 4 and (ii), until the later of the date of the last settlement of a purchase of Notes resulting from a solicitation made by the Agent prior to such suspension or termination and the last Time of Delivery with respect to any Terms Agreement to which the Agent is a party, the Company and such Agent shall continue to have the respective obligations provided in the Procedures and the Company shall continue to have the obligations provided in subsections (a) through (k), (s) and (t) of Section 4.

                    11. Notices. Except as otherwise specifically provided herein or in the Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to:

in the case of notices to Banc of America Securities LLC:

Banc of America Securities LLC Bank of America Tower One Bryant Park New York, NY 10036 Facsimile: 212-901-7881
Attention: High Grade Debt Capital Markets Transaction Management/Legal

in the case of notices to Barclays Capital Inc.:

745 Seventh Avenue New York, NY 10019 Facsimile: 646-834-8133. Attention: Syndicate Registration

in the case of notices to BNP Paribas Securities Corp.:

787 Seventh Avenue New York, NY 10019 Facsimile: (212) 841-3930
Attention: Fixed Income Syndicate Desk

26

in the case of notices to BNY Mellon Capital Markets, LLC:

One Wall Street New York, NY 10286 Facsimile: (212) 635-8059 Attention: Kimberly A. Boulmetis

in the case of notices to Citigroup Global Markets Inc.:

388 Greenwich Street New York, NY 10013 Facsimile: (646) 291-5209
Attention: Transaction Execution Group

in the case of notices to Credit Suisse Securities (USA) LLC:

Eleven Madison Avenue New York, New York 10010 Facsimile: (212) 743-5825
Attention: Short and Medium-Term Products

in the case of notices to Deutsche Bank Securities Inc.:

60 Wall Street New York, NY 10005 Facsimile: (212) 797-2202 Attention: Debt Capital Markets

in the case of notices to Goldman, Sachs & Co.:

85 Broad Street New York, NY 10004 Facsimile: (212) 256-4347 Attention: David Keller

in the case of notices to J.P. Morgan Securities Inc.:

270 Park Avenue, 9th Floor New York, NY 10017 Facsimile: (212) 834-6702
Attention: Transaction Execution Group

27

in the case of notices to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

One Bryant Park New York, NY 10036 Facsimile: 212-901-7881
Attention: High Grade Debt Capital Markets Transaction Management/Legal

28

in the case of notices to RBS Securities Inc.:

600 Washington Boulevard Stamford, Connecticut 06901 Facsimile: 203-873-4534
Attention: Debt Capital Markets Syndicate

in the case of notices to UBS Securities LLC.:

677 Washington Boulevard Stamford, Connecticut 06901 Facsimile: 203-719-0495 Attention: Fixed Income Syndicate

in the case of notices to Utendahl Capital Partners, L.P.:

30 Broad Street, 42nd Floor New York, NY 10004 Facsimile: (212) 425-1873 Attention: Carlos Sanchez

in the case of notices to Wachovia Capital Markets LLC.:

301 South College Street Charlotte, North Carolina 28288 Facsimile: (704) 383-9165 Attention: Jeremy Schwartz

in the case of notices to The Williams Capital Group, L.P.:

650 Fifth Avenue, 11th Floor New York, New York 10019 Facsimile: (212) 830-4545 Attention: Alexis Thomas

and, in the case of notices to the Company:

One Christina Centre
301 North Walnut Street, Suite 1002 Wilmington, Delaware 19801 Facsimile: (302) 571-8073 Attention: President

29

with a copy to:

American Express Travel Related Services Company, Inc. 200 Vesey Street World Financial Center New York, New York 10285 Facsimile: (212) 640-2417 Attention: TRS Treasury

                    12. Successors. This Agreement and any Terms Agreement shall be, binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns (through consolidation, merger, sale, conveyance or otherwise), and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Notes through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase; provided, however, that such purchaser shall be entitled to the benefits of this Agreement to the extent provided in Sections 4(j) and 6 hereof.

                    13. Timing. Time shall be of the essence in this Agreement and any Terms Agreement.

                    14. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Agents submit to the non-exclusive jurisdiction of the Federal and state courts of the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement or the transactions contemplated hereby or thereby.

                    15. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

                    16. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Counsel for the Underwriters” shall mean Cleary Gottlieb Steen & Hamilton LLP.

“Disclosure Package” shall mean (i) the Prospectus, as amended or supplemented at any applicable Time of Sale, (ii) any applicable term sheet, and (iii) any other Free

30

Writing Prospectus (as defined in Rule 405) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package from time to time.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Time of Delivery” shall mean the time and date determined by either an applicable Terms Agreement or the Procedures for the delivery of particular Notes and payment therefor.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

31

                    If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, whereupon this letter and your acceptance shall constitute a binding agreement between you and the Company.

AMERICAN EXPRESS CREDIT CORPORATION

By:

Title:

Accepted:

BANC OF AMERICA SECURITIES LLC

By:

Title:

BARCLAYS CAPITAL INC.

By:

Title:

BNP PARIBAS SECURITIES CORP.

By:

Title:

32

BNY MELLON CAPITAL MARKETS, LLC

By:

Title:

CITIGROUP GLOBAL MARKETS INC.

By:

Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:

Title:

DEUTSCHE BANK SECURITIES INC.

By:

Title:

By:

Title:

GOLDMAN, SACHS & CO.

By:

Title:

J.P. MORGAN SECURITIES INC.

By:

Title:

33

MERRILL LYNCH, PIERCE, FENNER & SMITH INCOPORATED

By:

Title:

RBS SECURITIES INC.

By:

Title:

UBS SECURITIES LLC

By:

Title:

By:

Title:

UTENDAHL CAPITAL PARTNERS, L.P.

By:

Title:

WACHOVIA CAPITAL MARKETS LLC.

By:

Title:

THE WILLIAMS CAPITAL GROUP, L.P.

By:

Title:

34

Annex I

AMERICAN EXPRESS
CREDIT CORPORATION

Medium-Term Senior Notes, Series D

TERMS AGREEMENT

[Banc of America Securities LLC
Bank of America Tower
One Bryant Park
New York, NY 10036]

[Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019]

[BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019]

[BNY Mellon Capital Markets, LLC
One Wall Street, 18th Floor
New York, NY 10286]

[Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013]

[Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010]

[Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005]

[Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004]

[J.P. Morgan Securities Inc.

270 Park Avenue, 9th Floor
New York, NY 10017]

[Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036]

[RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901]

[UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901]

[Utendahl Capital Partners, L.P.
30 Broad Street, 42nd Floor
New York, NY 10004]

[Wachovia Capital Markets, LLC
301 South College Street
Charlotte, NC 28288]

[The Williams Capital Group, L.P.
650 Fifth Avenue, 11th Floor
New York, New York 10019]

Ladies and Gentlemen:

                    American Express Credit Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Agency Agreement, dated January 9, 2006 (the “Agency Agreement”), between the Company on the one hand and Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., UBS Securities LLC, Utendahl Capital Partners, L.P., Wachovia Capital Markets, LLC and The Williams Capital Group, L.P. on the other, to issue and sell to [Banc of America Securities LLC], [Barclays Capital Inc.], [BNP Paribas Securities Corp.], [BNY Mellon Capital Markets, LLC], [Citigroup Global Markets Inc.], [Credit Suisse Securities (USA) LLC], [Deutsche Bank Securities Inc.], [Goldman, Sachs & Co.], [J.P. Morgan Securities Inc.], [Merrill Lynch, Pierce, Fenner & Smith Incorporated], [RBS Securities Inc.], [UBS Securities LLC], [Utendahl Capital Partners, L.P.], [Wachovia Capital Markets, LLC] and [The Williams Capital Group, L.P.] the Company’s Medium-Term Senior Notes, Series D specified in the Schedule hereto (the “Purchased Notes”). Each of the provisions of the Agency Agreement not specifically or inherently solely related to the solicitation by [Banc of America Securities LLC], [Barclays Capital Inc.], [BNP Paribas Securities Corp.], [BNY Mellon Capital Markets, LLC], [Citigroup Global Markets Inc.], [Credit Suisse Securities (USA) LLC],

[Deutsche Bank Securities Inc.], [Goldman, Sachs & Co.], [J.P. Morgan Securities Inc.], [Merrill Lynch, Pierce, Fenner & Smith Incorporated], [RBS Securities Inc.], [UBS Securities LLC], [Utendahl Capital Partners, L.P.], [Wachovia Capital Markets, LLC] and [The Williams Capital Group, L.P.] as agents of the Company, of offers to purchase Notes is incorporated by reference herein in its entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Agency Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions of the Agency Agreement relating exclusively to the solicitation of offers to purchase Notes from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Agency Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Agency Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Notes.

                    The Company has prepared, or has caused to be prepared, an amendment to the Prospectus, or a pricing supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you.

                    Subject to the terms and conditions set forth herein and in the Agency Agreement incorporated herein by reference, the Company agrees to issue and sell to [Banc of America Securities LLC], [Barclays Capital Inc.], [BNP Paribas Securities Corp.], [BNY Mellon Capital Markets, LLC], [Citigroup Global Markets Inc.], [Credit Suisse Securities (USA) LLC], [Deutsche Bank Securities Inc.], [Goldman, Sachs & Co.], [J.P. Morgan Securities Inc.], [Merrill Lynch, Pierce, Fenner & Smith Incorporated], [RBS Securities Inc.], [UBS Securities LLC], [Utendahl Capital Partners, L.P.], [Wachovia Capital Markets, LLC] and [The Williams Capital Group, L.P.] agree to purchase from the Company, the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

                    If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you this letter, including those provisions of the Agency Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

AMERICAN EXPRESS CREDIT CORPORATION

By:

Title:

Accepted:

[BANC OF AMERICA SECURITIES LLC]

By:

Title:

[BARCLAYS CAPITAL INC.]

By:

Title:

[BNP PARIBAS SECURITIES CORP.]

By:

Title:

[BNY MELLON CAPITAL MARKETS, LLC]

By:

Title:

[CITIGROUP GLOBAL MARKETS INC.]

By:

Title:

[CREDIT SUISSE SECURITIES (USA) LLC]

By:

Title:

[DEUTSCHE BANK SECURITIES INC.]

By:

Title:

By:

Title:

[GOLDMAN, SACHS & CO.]

By:

Title:

[J.P. MORGAN SECURITIES INC.]

By:

Title:

[MERRILL LYNCH, PIERCE, FENNER & SMITH INCOPORATED]

By:

Title:

[RBS SECURITIES INC.]

By:

Title:

[UBS SECURITIES LLC]

By:

Title:

By:

Title:

[UTENDAHL CAPITAL PARTNERS, L.P.]

By:

Title:

[WACHOVIA CAPITAL MARKETS LLC.]

By:

Title:

[THE WILLIAMS CAPITAL GROUP, L.P.]

By:

Title:

Schedule to Annex I

Title of Purchased Notes:

          Medium-Term Senior Notes, Series D

Aggregate Principal Amount:

[Price to Public:]

Purchase Price by [Banc of America Securities LLC], [Barclays Capital Inc.], [BNP Paribas Securities Corp.], [BNY Mellon Capital Markets, LLC], [Citigroup Global Markets Inc.], [Credit Suisse Securities (USA) LLC], [Deutsche Bank Securities Inc.], [Goldman, Sachs & Co.], [J.P. Morgan Securities Inc.], [Merrill Lynch, Pierce, Fenner & Smith Incorporated], [RBS Securities Inc.], [UBS Securities LLC], [Utendahl Capital Partners, L.P.], [Wachovia Capital Markets, LLC] and [The Williams Capital Group, L.P.]:

% of the principal amount of the Purchased Notes, plus accrued interest from to [and accrued amortization, if any, from to]

Method of and Specified Funds for Payment of Purchase Price:

[By certified or official bank check or checks, payable to the order of the Company, in immediately available funds

[By wire transfer to a bank account specified by the Company in immediately available funds]

Specified Currency (If other than U.S. Dollars):

Indenture:

Indenture dated as of June 6, 2006, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York).

Time of Delivery:

Closing Location:

Indexed Principal Note:

Fixed or Floating or Indexed Rate:

Amortizing Note:

Maturity:

Optional Redemption On or After:
Terms of Optional Redemption:

Optional Repayment On or After:
Terms of Optional Repayment:

[Initial] Interest Rate:
[ %]

Interest Payment Dates:

[months and dates]

For Floating Rate Notes Only:

a)	Interest Rate Basis:

[LIBOR]
[EURIBOR]
[Treasury Rate]
[Commercial Paper Rate]
[Federal Funds Effective Rate]
[CD Rate]
[Prime Rate]
[Other (specify)]

b)	Index Maturity:

[daily] [7 days/weekly] [30 days/1 month] [90 days/3 months] [180 days/6 months] [1 year][Other (specify)]

c)	Spread (if any):

d)	Spread Multiplier (if any): %

e)	Calculation Agent:

f)	Maximum Interest Rate (if any): %

g)	Minimum Interest Rate (if any): %

h)	Interest Reset Dates:

[months and dates]

i)	Interest Rate Reset Period:

[daily][weekly][monthly]
[quarterly][semi-annually][annually]

j)		Interest Payment Period:

[monthly][quarterly][semi-annually][annually]

Documents to be Delivered:

The following documents referred to in the Agency Agreement shall be delivered as a condition to the Closing:

	[(1)	The opinion or opinions referred to in Section 6(g).]

	[(2)	The officers’ certificate referred to in Section 6(i).]

	[(3)	The letter of the Company’s independent public accountants referred to in Section 6(j).]

	[(4)	The opinion or opinions referred to in Section 6(k).]

Syndicate Provisions:

           [Set forth any provisions relating to underwriters’ default and step-up of amounts to be purchased by underwriters acting with [].]

Annex II

AMERICAN EXPRESS
CREDIT CORPORATION

Medium-Term Senior Notes, Series D

ADMINISTRATIVE PROCEDURES

                    Medium-Term Senior Notes, Series D, with maturities of nine months or more from their dates of issue (the “Notes”), are to be offered from time to time by American Express Credit Corporation, a Delaware corporation (the “Company”) through [Banc of America Securities LLC], [Barclays Capital Inc.], [BNP Paribas Securities Corp.], [BNY Mellon Capital Markets, LLC], [Citigroup Global Markets Inc.], [Credit Suisse Securities (USA) LLC], [Deutsche Bank Securities Inc.], [Goldman, Sachs & Co.], [J.P. Morgan Securities Inc.], [Merrill Lynch, Pierce, Fenner & Smith Incorporated], [RBS Securities Inc.], [UBS Securities LLC] [Utendahl Capital Partners, L.P.], [Wachovia Capital Markets, LLC] and [The Williams Capital Group, L.P.] as agents of the Company (in such capacity, together the “Agents” and individually, an “Agent”). Each Agent has agreed to use its reasonable best efforts to solicit offers to purchase Notes directly from the Company (an Agent in relation to a purchase of a particular Note by a purchaser solicited by such Agent, being herein referred to as the “Selling Agent”) and may also purchase Notes from the Company as principal. The Notes are being offered pursuant to an Agency Agreement, dated as of June 16, 2009 (as amended or supplemented from time to time, the “Agency Agreement”), between the Company and the Agents, to which this Administration Procedures is attached as Annex II. Each sale of Notes to any Agent as principal shall be in accordance with the terms of the Agency Agreement and a Terms Agreement and to the extent any of the provisions of these Administrative Procedures may vary from the provisions of any Terms Agreement, the provisions of such Terms Agreement shall control.

                    The Notes will be issued from time to time pursuant to an indenture, dated as of June 9, 2006, between the Company and The Bank of New York Mellon (together with such other trustee as may be named for the Notes, being hereafter referred to as the “Trustee”) (as the same may be supplemented or amended by one or more indentures supplemental thereto, the “Indenture”). The Trustee will make payments of principal and interest and take certain actions for and on behalf of the Company in connection with the Notes.

                    In the case of purchases of Notes of the Company by any Agent, as principal, the relevant terms and settlement details related thereto, including the Time of Delivery referred to in the Agency Agreement, will be set forth in a Terms Agreement entered into between such Agent and the Company pursuant to the Agency Agreement.

                    Each Note will be represented by either a Global Note (as defined hereinafter) or certificates delivered to the holder thereof or a person designated by such holder (“Certificated

Notes”). An owner of a Global Note will not be entitled to receive a certificate representing such Note.

                    Administrative procedures and specific terms of each offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise each Agent and the Trustee in writing of those persons handling administrative responsibilities with whom each Agent and the Trustee is to communicate regarding offers to purchase Notes and the details of their delivery. Global Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as may be adjusted in accordance with changes in the Depositary’s operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or the prospectus relating to the Notes shall be used herein as therein defined. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, the Depositary’s operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, the Depositary’s operating requirements and the Agency Agreement shall control.

                    All times referred to herein shall be New York City times.

PART I

Administrative Procedures for Global Notes

                    Each Note will be represented by a Global Note (as defined hereinafter) registered in the name of a nominee of The Depository Trust Company or any successor depositary selected by the Company (the “Depositary”) and recorded in the book-entry system maintained by the Depositary. In connection with the qualification of Global Notes for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodian, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation dated June 16, 2009 from the Company and the Trustee to the Depositary and a Note Certificate Agreement between the Trustee and the Depositary (the “Certificate Agreement”), and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement system (“SDFS”).

Issuance:

On any Settlement Date (as defined under “Settlement” below) for one or more Fixed Rate Notes, the Company will issue a single note certificate in fully registered form without coupons (a “Global Note”) representing up to $500,000,000 principal amount of all of such Notes that have the same Original Issue Date, Interest Rate, Interest Payment Date, Initial Redemption Date and Redemption Terms (if any) and Stated Maturity. Similarly, on any Settlement Date for one or more Floating Rate Notes, the Company will issue a single Global Note representing up to $500,000,000 of all of such Notes that have the same Original Issue Date, Initial Interest Rate, Interest Rate Basis, Interest Payment Period, Interest Determination Date, Index Maturity, Spread (if any), Minimum Interest

Rate (if any), Maximum Interest Rate (if any), Stated Maturity, Spread Multiplier (if any), Interest Rate Reset Period, Interest Reset Dates, Initial Redemption Date and Redemption Terms (if any) and Interest Payment Dates. Each Global Note will be dated as of the date of issue. Each Global Note will bear an Original Issue Date, which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or portion thereof) issued in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Global Note), regardless of the date of issue of such subsequently issued Global Note. No Global Note will represent both Fixed Rate Notes and Floating Rate Notes.

Identification Numbers:

The Company will arrange, on or prior to the commencement of a program for the offering of Global Notes with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately [900][3] CUSIP numbers and relating to Global Notes representing the Notes. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver such list to the Trustee and the Depositary. The Trustee will assign CUSIP numbers to Global Notes as described below under “Settlement Procedure—B.” The Depositary will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes. At any time when fewer than 100 previously delivered CUSIP numbers in respect to the Company remain unassigned to Global Notes, the Company will deliver to the Depositary and the Trustee a new list of 900 CUSIP numbers reserved for future assignment to the Global Notes.

Registration:

Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for the Depositary, on the securities register for the Global Notes (the “Securities Register”). The beneficial owner of a Global Note (or one or more indirect participants in the Depositary designated by such owner) will designate one or more participants in the Depositary (with respect to such Global Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by the Depositary, and the Depositary will record in book-entry form, in accordance with instructions provided by such

[3] AXP to Confirm.

Participants, a credit balance with respect to such beneficial owner in such Global Note in the account of such Participants. The ownership interest of such beneficial owner (or such participants) in such Global Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in the Depositary.

Transfers:

Transfers of a Global Note will be accomplished by book entries made by the Depositary and, in turn, by Participants (and in certain cases, one or more indirect participants in the Depositary) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchange:

The Company, or the Trustee, at the Company’s request, may deliver to the Depositary and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent (A) Fixed Rate Notes having the same Interest Rate, Interest Payment Dates, Initial Redemption Date and Redemption Terms (if any) and Stated Maturity and for which interest has been paid to the same date or (B) Floating Rate Notes having the same Interest Rate Basis, Interest Payment Period, Interest Determination Date, Index Maturity, Spread (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), Stated Maturity, Spread Multiplier (if any), Interest Rate Reset Period, Interest Reset Date, Redemption Date and Redemption Terms (if any) and Interest Payment Dates and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Global Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, the Depositary will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Company will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date, and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Upon such exchange, the Trustee will mark the predecessor Global Note “canceled,” make appropriate entries in the Trustee’s records and dispose of such canceled Global Notes in accordance with the terms of the applicable Indenture and, if requested by the Company, deliver a certificate of disposal to the Company. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Note will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see “Denominations” below).

Maturities:

Each Global Note will mature on a Business Day not less than nine months after the Settlement date for such Global Note (the “Maturity Date”). A Floating Rate Global Note will mature only on an Interest Payment Date for such Note.

Price to Public:	Each Global Note will be issued at 100% of its principal amount unless otherwise agreed to by the Company.

Denominations:

Global Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. If Global Notes are denominated in a specified currency other than U.S. dollars, the denominations of such Notes will be determined pursuant to the provisions of the applicable Pricing Supplement. Global Notes will be denominated in principal amounts not in excess of $500,000,000 (or the equivalent thereof). If one or more Global Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof) would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be authenticated and issued to represent each $500,000,000 principal amount (or the equivalent thereof) of such Global Note or Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Note or Notes. In such a case, each of the Global Notes representing such Global Note or Notes shall be assigned the same CUSIP number. The Notes may not be resold or exchanged for denominations smaller than $100,000.

Notice of Redemption Dates:

The Trustee will give notice to the Depositary prior to each Redemption Date (as specified in the Global Note), if any, at the time and in the manner set forth in the applicable Letter of Representations.

Interest:

General. Unless otherwise indicated in the applicable Pricing Supplement, interest, if any, on each Global Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue (if different than the Original Issue Date)) of the Global Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Note, and will be calculated and paid in the manner and on the Interest Payment

Dates described in such Global Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified, each payment of interest on a Global Note will include interest accrued to but excluding the Interest Payment Date. Interest payable at the Maturity of a Global Note will be payable to the Person to whom the principal of such Global Note is payable. Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate (daily or weekly) bond report published by Standard & Poor’s Corporation. The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Global Note, Fixed Rate Global Note or Indexed Rate Global Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date.

Payments of Principal and Interest:

Payment of Interest Only. Promptly after each Regular Record Date, the Trustee for each Global Note will deliver to the Company and the Depositary a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Note (to the extent then known) on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Depositary will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor’s Corporation. The Company will pay to the Trustee for the Notes represented by such Global Note the total amount of interest due on such Interest Payment Date (other than at Maturity), and such Trustee will pay such amount to the Depositary, at the times and in the manner set forth below under “Manner of Payment.” If any interest payment date for a Floating Rate Global Note would otherwise be a day that is not a business day for that Global Note, the interest payment date for that Global Note shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a Floating Rate Global Note that is a LIBOR Note or a EURIBOR Note, if such day falls in the next calendar month, The Interest Payment Date shall be the immediately preceding day that is a business day. If the maturity date of a Floating Rate Global Note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, the Trustee will deliver to the Company and the Depositary a written list of principal and interest (to the extent then known) to be paid on each Global Note maturing either at Maturity or on a Redemption Date in the following month. The Trustee for each Global Note, the Company and the Depositary will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date or Redemption Date of such Global Note. On or before such Maturity or Redemption, the Company will pay to the Trustee for the Notes represented by such Global Note the principal amount or redemption price of such Global Note, together with interest due at such Maturity or redemption in the manner set forth below under “Manner of Payment.” The Trustee will pay such amount to the Depositary at the times and in the manner set forth below under “Manner of Payment.” If any Maturity of a Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or Redemption Date. Promptly after payment to the Depositary of the principal and interest or redemption price due on the Maturity Date or Redemption Date of such Global Note, the Trustee for such Global Note will cancel and dispose of such Global Note in accordance with the applicable Indenture and, if requested by the Company, deliver a certificate of disposal to the Company.

Manner of Payment. The total amount of any principal and interest or redemption price due on Global Notes on any Interest Payment Date or at Maturity or upon redemption or repayment shall be paid by the Company to the Trustee for the Notes represented by such Global Note in immediately available funds no later than 9:30 A.M. on such date. The Company will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by the Company with the Trustee for the Notes represented by such Global Notes. The Company will confirm any such instructions in writing to such Trustee. Prior to 11:00 A.M. on the date of Maturity or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of principal (together with interest thereon) due on a Global Note on such Maturity Date or Redemption Date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to the Depositary, in same day funds, in accordance with existing arrangements between the Trustee and the Depositary. On each such date, the Depositary will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Global Notes are recorded in the book-entry system maintained by the Depositary. None of the Company (as issuer or as paying agent) or the Trustee shall have any direct responsibility or liability for the payment by the Depositary to such Participants of the principal of and interest on the Global Notes.

If an issue of Global Notes is denominated in a currency other than the U.S. dollar, the Company will make payments of principal and any interest in the currency in which the Global Notes are denominated (the “foreign currency”) or in U.S. dollars. The Depositary has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its Participants through which an interest in the Global Notes is held that it elects, in accordance with and to the extent permitted by the applicable Terms Agreement and the Global Note, to receive such payment of principal or interest in the foreign currency. On or prior to the third Business Day after the record date for payment of interest and twelve days prior to the date for payment of principal, such Participant shall notify the Depositary of (i) its election to receive all, or the specified portion, of such payment in the foreign currency and (ii) its instructions for wire transfer of such payment to a foreign currency account.

The Depositary will notify the Trustee on or prior to the fifth Business Day after the record date for payment of interest and ten days prior to the date for payment of principal of the portion of such payment to be received in the foreign currency and the applicable wire transfer instructions, and the Trustee shall use such instructions to pay the Participants directly. If the Depositary does not so notify the Trustee, it is understood that only U.S. dollar payments are to be made. The Trustee shall notify the Depositary on or prior to the second Business Day prior to payment date of the conversion rate to be used and the resulting U.S. dollar amount to be paid per $1,000 face amount. In the event that the Trustee’s quotation to convert the foreign currency into U.S. dollars is not available, the Trustee shall notify the Depositary’s Dividend Department that the entire payment is to be made in the foreign currency. In such event, the Depositary will ask its Participants for payment instructions and forward such instructions to the Trustee and the Trustee shall use such instructions to pay the Participants directly.

Withholding Taxes:

The amount of any taxes required under applicable law to be withheld for any interest, principal or redemption payment on a Global Note will be determined and withheld by the Participant, indirect participant in the Depositary or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Procedure for Rate	The Company and the Agents will from time to time establish the

Setting and Posting:

aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Global Notes that may be sold as a result of the solicitation of offers by the Agents. If the Company decides to establish prices of, and rates borne by, any Global Notes to be sold (the establishment of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Offers:

Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all offers to purchase Global Notes received by such Agent, other than those rejected by it in whole or in part in its discretion. Unless otherwise agreed by the Company and each of the Agents, the Company has the sole right to accept offers to purchase Global Notes and may reject any such offer in whole or in part. The Company will promptly notify the Selling Agent who presented such offer of its acceptance or rejection of an offer to purchase Global Notes. Each Agent shall have the right, in its discretion without advising the Company, to reject any offer received by it to purchase Global Notes in whole or in part.

Preparation of Pricing Supplement:

If any order to purchase a Global Note is accepted by or on behalf of the Company, the Company will prepare a Pricing Supplement reflecting the terms of such Global Note, will file one copy thereof by electronic submission with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, will deliver such number of copies thereof to the Agents as the Agents shall request and will, on the Agents’ behalf, file three copies of such Pricing Supplement with the Financial Industry Regulatory Authority (the “FINRA”). The Agents will cause the Prospectus and such Pricing Supplement to be delivered to the purchaser of such Global Note (either physically or pursuant to Rule 172 under the Act).

In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplements to Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Copies of the appropriate number of Pricing Supplement shall be delivered to the Agents at the addresses set forth for each of the Agents in the Agency Agreement by 11:00 A.M., on the Business Day following the acceptance of an offer by or on behalf of the Company.

Suspension of Solicitation;	Subject to the Company’s representations, warranties and covenants contained in the Agency Agreement, the Company may instruct the

Amendment or Supplement:

Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Global Notes. As soon as practicable, but in any event not later than one Business Day after receipt of such notice, the Agents will suspend solicitation until such time as the Company has advised the Agents that solicitation of offers to purchase Global Notes may be resumed. Except as otherwise provided for in the Agency Agreement, the Company will have discretion regarding whether to amend or supplement the Prospectus. If the Company proposes so to amend or supplement, it will promptly advise the Agents and will furnish each Agent such proposed amendment or supplement.

In the event that at the time the Company suspends solicitation of offers to purchase Global Notes there shall be any orders for delayed Settlement outstanding, the Company, consistent with its obligations under the Agency Agreement, promptly will advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus in effect at the time of the suspension may he delivered in connection with the Settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:

With respect to each offering pursuant to the Agency Agreement, each Agent (or, in the case of a sale made directly by the Company, the Company) shall send a copy of the Prospectus as the same maybe supplemented or amended (either physically or pursuant to Rule 172 under the Act) to the customer or its agent prior to or together with the earlier of (a) delivery of the written confirmation of sale sent to such customer or agent or (b) the Settlement date.

Confirmation:

For each offer to purchase a Global Note solicited by any Agent and accepted by the Company, such Agent will issue a confirmation to the purchaser, and deliver a separate confirmation to the Company, setting forth the appropriate details for Settlement set forth below and delivery and payment instructions.

Settlement:

The receipt by the Trustee of immediately available funds in payment for a Note and issuance of the Global Note representing such Note shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled on the third Business Day thereafter pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree otherwise.

Settlement Procedures:	Settlement Procedures for each offer to purchase a Global Note sold by the Company through an Agent, except pursuant to the terms of the Agency Agreement shall be as follows:

A.

The Agent will advise the Company (unless provided by the purchaser directly to the Company) by telephone, facsimile transmission or other mutually agreeable methods of the following Settlement information:

	(1)	Principal amount of the purchase;

	(2)	Date of the purchase;

	(3)	Date of Note;

	(4)	Interest Rate:

		(a)	Fixed Rate Notes:

			(i)	interest rate

			(ii)	interest payment period and interest payment dates

			(iii)	Regular Record Dates

		(b)	Floating Rate Notes:

			(i)	interest rate basis

			(ii)	initial interest rate spread

			(iii)	spread multiplier, if any

			(iv)	interest rate reset periods and interest reset dates

			(v)	interest payment periods and interest payment dates

			(vi)	index maturity

			(vii)	maximum and minimum interest rates, if any;

			(viii)	Interest Determination Dates

			(ix)	Regular Record Dates

	(5)	Trade Date

	(6)	Issue price of Note

	(7)	Settlement date;

	(8)	Specified currency;

	(9)	Stated Maturity;

	(10)	Agent’s commission, determined as provided in Section 2(a) of the Agency Agreement between the Company and such Agent;

	(11)	Wire transfer information for payment of interest;

	(12)	If applicable, the date on or after which the Global Note is redeemable at the option of the Company and other redemption terms; and

	(13)	Any other terms necessary to complete the Global Note.

The Company will advise the Trustee by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission (acceptable to the Trustee) of the information set forth above in Settlement Procedure “A”. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee for such Note and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture for such Note. The Trustee will then assign a CUSIP number to the Global Note representing such Global Note and notify the Agent and the Company by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission of such CUSIP number as soon as practicable.

Before accepting any offer to purchase a Note to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate the Global Note representing such Note.

After receiving from such Agent the details for each offer to purchase a Note, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Trustee by written telecommunication, electronic transmission (acceptable to the Trustee) or other means acceptable to the Trustee, including the information provided by such Agent necessary to allow the Trustee to comply with the Settlement Procedures as set forth herein.

B.

The Trustee will enter a pending deposit message through the Depositary’s Participant Terminal System-4 providing the following Settlement information to the Depositary, such Agent, Standard & Poor’s Corporation and Interactive Data Corporation pursuant to which such Note is to be issued:

	1.	The information set forth under Settlement Procedure “A” above.

	2.	Identification as a Fixed Rate Note or a Floating Rate Note.

3.

Initial Interest Payment Date for such Note, number of days by which such date succeeds the related Regular Record Date and (if then known) the amount of interest payable on such Interest Payment Date.

	4.	Frequency of interest payments (monthly, quarterly, semiannually or annually).

	5.	CUSIP number of the Global Note representing such Note.

	6.	The participant account numbers maintained by the Depositary on behalf of the Trustee and the Agent.

	7.	Whether such Global Note will represent any other Note (to the extent known at such time).

C.	To the extent the Company has not already done so, the Company will deliver to the Trustee for such Notes a Global Note in a form that has been approved by the Company, the Agent and the Trustee.

D.	The Trustee will complete the Global Note, stamp the appropriate legend, as instructed by the Depositary, if not already set forth thereon, and authenticate the Global Note.

E.	The Depositary will credit such Note to the Trustee’s participant account at the Depositary.

F.

The Trustee will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary to (i) debit such Note to the Trustee’s participant account and credit such Note to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less Agent’s Commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (i) the Global Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

G.

Unless the Agent is purchasing such Note as Principal, the Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System, with respect to each Note represented by the Global Note to be issued, instructing the Depositary (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

H.	Transfers of funds in accordance with SDFS deliver order described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement date.

I.

The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure “F”, not earlier than 2:00 p.m., credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “F.”

	J.	The Trustee will hold the Global Note pursuant to the Certificate Agreement.

K.

Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Registered Notes Outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised such the Trustee but which have not yet been settled.

Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any offer of Notes and the confirmation and payment by the purchaser of the Note.

Unless the Agent is purchasing such Note as Principal, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:

For orders of Notes solicited by an Agent, as agent, and accepted by the Company for Settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times set forth below:

Settlement Procedure	Time

A	11:00	A.M. on the sale date

B	12:00	Noon on the sale date

C	2:00	P.M. on the sale date

D	3:00	P.M. on the day before Settlement date

E	9:00	A.M. on Settlement date

F	10:00	A.M. on Settlement date

G-H	2:00	P.M. on Settlement date

I	4:45	P.M. on Settlement date

J	5:00	P.M. on Settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Global Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the Settlement date. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement date.

If Settlement of a Note is rescheduled or canceled, the Trustee after receiving notice from the Company or the Agent, will deliver to the Depositary, through the Depositary’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Global Note pursuant to Settlement Procedure “F”, the Trustee after receiving notice from the Company or the Agent, may deliver to the Depositary, through the Depositary’s Participant Terminal System, as soon as practicable, a withdrawal message instructing the Depositary to debit such Global Note to the Trustee’s participant account. The Depositary will process the withdrawal message, provided that the Trustee’s participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Notes represented by a Global Note, the Trustee for the Notes represented by such Global Note will mark such Global Note “canceled”, and make appropriate entries in the Trustee’s records. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “G” and “F”, for the authentication and issuance of a Global Note representing the other Notes which have not failed to settle, to have been represented by such Global Note and will make appropriate entries in its records.

Redemption:

Except as otherwise indicated in an applicable Pricing Supplement or on a Global Note, the Global Notes are not redeemable prior to maturity. If so indicated in an applicable Pricing Supplement or on a Global Note, such Global Note may be redeemed in whole, but not in part, on any Interest Payment Date commencing on or after the date set forth on such Global Note, which shall be at least 6 months after the date of original issue of such Global Note, upon not less than 30 days prior written notice to the registered holder thereof, at 100% of the principal amount thereof plus accrued interest to the date of redemption (the “Redemption Date”).

Procedures upon Company’s Exercise of Optional

Company Notice to Trustee regarding Exercise of Optional Redemption. At least 60 days prior to the date on which it intends to redeem a Global Note, the Company will notify the Trustee for such Global Note that it is exercising such option with respect to such Global Note on such date and the redemption price of such Global Notes.

Trustee Notice to the Depositary regarding Company’s Exercise of Optional Redemption. Notice to redeem the Global Notes will be mailed, first class postage prepaid, by the Trustee to the Depositary, or its nominee as of the close of business on the date that is five business days preceding the date on which such notice is given. Such notice shall specify (i) the principal amount of the Global Notes to be redeemed, (ii) the date upon which the Global Notes shall be redeemed, and (iii) that interest on the principal amount redeemed shall cease to accrue on the Redemption Date.

Deposit of Redemption Price. On or before any Redemption Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such Redemption Date, for all the Global Notes or portions thereof which are to be repaid on such Redemption Date. The Trustee will use such money to repay such

Global Notes pursuant to the terms set forth in such Global Notes.

Payments of Principal and Interest Upon Exercise of Optional` Repayment:

Trustee Notice to Company of Option to be Repaid. Upon receipt ofnotice of exercise of the option for repayment and the Global Notes so to be repaid as set forth in such Notes, the Trustee shall give notice to the Company by the time provided in such Global Notes of such Optional Repayment Date and of the principal amount of Global Notes to be repaid on such Optional Repayment Date.

Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Global Notes or portions thereof which are to be repaid on such date. The Trustee will use such money to repay such Global Notes pursuant to the terms set forth in such Global Notes.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the Depositary, the Agents or the purchaser, it being understood by all parties that payments made by either the Trustee to the Company, the Depositary, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of Signatures:

The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee’s officers, employees or agents who have been authorized by the Trustee to authenticate Global Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Global Note.

Payment of Expenses:

The Agents shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by the Agents during that month that are reimbursable to them pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising Costs:	The Company will determine with the Agents the amount of advertising that may be appropriate in offering the Global Notes. Reasonable advertising expenses will be paid by the Company.

PART II

Administrative Procedures for Certificated Notes

The Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

Price to Public:	Each Certificated Note will be issued at 100% of principal amount, unless otherwise agreed to by the Company.

Date of Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee.

Maturities:

Each Certificated Note will mature on a Business Day selected by the purchaser and agreed upon by the Company, such date being at least nine months from the date of issuance. Each Certificated Floating Rate Note will mature on an Interest Payment Date as defined in such Note.

Registration:	Certificated Notes will be issued only in fully registered form without coupons.

Currency:	The specified currency for a Certificated Note shall be U.S. dollars unless another currency is specified in the applicable Pricing Supplement.

Denominations:

The Certificated Notes will be issued and payable in U.S. dollars (or in the other specified currency) in the denomination of $100,000 and any larger denomination that is an integral multiple of $1,000. The Certificated Notes may not be resold or exchanged for denominations smaller than $100,000.

Interest:

General. Unless otherwise indicated in the applicable Pricing Supplement, interest, if any, on each Certificated Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue (if different from the Original Issue Date)) of such Certificated Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on such Certificated Note, and will be calculated and paid in the manner and on the dates described in such Certificated Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date.

Regular Record Dates. The Regular Record Dates with respect to any Interest Payment Date for a Fixed Rate Certificated Note, Floating Rate Certificated Note or Indexed Rate Certificated Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date.

Payments of Interest:

The Trustee will pay the principal amount of each Certificated Note at Maturity or upon redemption upon presentation and surrender of such Certificated Note to the Trustee. Such payment, together with payment of interest due at Maturity or upon redemption of such Certificated Note, will be made in funds available for immediate use by the Trustee and in turn by the holder of such Certificated Note. Certificated Notes presented to the Trustee at Maturity or upon redemption for payment will be canceled and disposed of by the Trustee, and, if requested by the Company, a certificate of disposal will be delivered to the Company. All interest payments on a Certificated Note (other than interest due at Maturity or upon redemption) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Certificated Note and the applicable Indenture; provided, however, that any holder of $10,000,000 or more of Certificated Notes having the same Interest Payment Dates will, upon written request prior to the Regular Record Date in respect of an Interest Payment Date, be entitled to receive payment by wire transfer of immediately available funds to an account qith a financial institution in the United States. Following each Regular Record Date, the Trustee will furnish the Company with a list of interest payments (to the extent known) to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Maturity or upon redemption will be payable to the person to whom the payment of principal is payable. The Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Certificated Note will be determined and withheld by the Trustee. The Company will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

If any interest payment date for a Floating Rate Global Note would otherwise be a day that is not a business day for that Global Note, the interest payment date for that Global Note shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a Floating Rate Global Note that is a LIBOR Note or a EURIBOR Note, if such day falls in the next calendar month, The Interest Payment Date shall be the immediately preceding day that is a business day. If the maturity date of a Floating Rate Global Note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

Preparation of Pricing Supplement:

If any order to purchase a Certificated Note is accepted by or on behalf of the Company, the Company will prepare a Pricing Supplement reflecting the terms of such Certificated Note, will file one copy thereof by electronic submission with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, will deliver such number of copies thereof to the Agents as the Agents shall request and will, on the Agents’ behalf, file three copies of the Pricing Supplement with the FINRA. The Agents will cause the Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note (either physically or pursuant to Rule 172 under the Act).

Copies of the appropriate number of Pricing Supplements shall be delivered to the Agents at the addresses set forth for each of the Agents in the Agency Agreement by 11:00 A.M., on the Business Day following the acceptance of an offer by or on behalf of the Company.

In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to a Prospectus prior to its use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Acceptance and Rejection of Offers:

The Company shall have the right to accept offers to purchase its Certificated Notes in its sole discretion and may reject any such offer in whole or in part. The Company will promptly notify the Selling Agent of its acceptance or rejection of an offer to purchase its Certificated Notes. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Certificated Notes from the Company received by such Agent, other than those rejected by such Agent in the reasonable exercise of its discretion.

Settlement:

The receipt of immediately available funds in U.S. Dollars (or in the other specified currency) by the Company in payment for a Certificated Note and the authentication and issuance of such Certificated Note shall, with respect to such Certificated Note, constitute “Settlement”. All offers accepted by the Company will be settled from one to three Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date, provided, however, that the Company will so notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date.

Settlement Procedures:

In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement details will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Agency Agreement. Settlement Procedures with regard to each Certificated Note sold by the Company or through each Agent shall be as follows:

	A.	The Selling Agent will advise the Company (unless provided by the purchaser directly to the Company) by telephone, telex or facsimile, of the following Settlement information:

		(1)	Exact name in which the Certificated Note is to be registered (“Registered Owner”).

		(2)	Exact address of the Registered Owner and address for payment of principal and interest, if any.

		(3)	Taxpayer identification number of the Registered Owner.

		(4)	Principal amount of the Certificated Note (and, if multiple Certificated Notes are to be issued, denominations thereof).

		(5)	Settlement Date.

		(6)	Stated Maturity.

		(7)	Price.

	(8)	Trade Date.

	(9)	Interest rate:

		(a)	Fixed Rate Notes:

			i)	Interest Rate

			ii)	Interest Payment Periods and Interest Payment Dates

			iii)	Regular Record Dates

		(b)	Floating Rate Notes:

			i)	Interest Rate Basis

			ii)	Initial Interest Rate

			iii)	Spread and/or Spread Multiplier, if any

			iv)	Interest Reset Periods and Interest Reset Dates

			v)	Interest Payment Periods and Interest Payment Dates

			vi)	Index Maturity

			vii)	Maximum and Minimum Interest Rates, if any

			viii)	Interest Determination Dates

			ix)	Regular Record Dates

		(10)	The date on or after which the Certificated Notes are redeemable at the option of the Company, and additional redemption provisions, if any.

		(11)	Wire transfer information for payment of interest.

		(12)	Interest Payment Date and the Interest Payment Period.

		(13)	Agents’ commission.

		(14)	Specified Currency.

		(15)	Any other terms necessary to complete the Certificated Note.

B.

The Company will confirm the information set forth in Settlement Procedure “A” above and the name of the Selling Agent to the Trustee by telephone, telex or facsimile, and the Trustee will assign a CUSIP number to the transaction. If the Company rejects an offer, the Company will promptly notify the Selling Agent and the Trustee by telephone.

C.	The Trustee will complete the Certificated Note and will

authenticate such Certificated Note.

	D.	The Trustee will deliver the Certificated Note to the Selling Agent.

E.

The Selling Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars (or in the other specified currency) in the amount of the principal amount of the Certificated Note.

F.

The Selling Agent will deliver the Certificated Note to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Selling Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Certificated Note with or prior to any written offer of Certificated Notes, delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note.

Settlement Procedures Timetables:	For offers accepted by the Company, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times set forth below:

Settlement Procedure	Time (New York)

A	5 PM on date of order

B	3 PM on the Business Day prior to Settlement date

C-D	12 noon on the Settlement date

E	2:15 PM on the Settlement date

F	3 PM on the Settlement date

Failure to Settle:

In the event that a purchaser of a Certificated Note shall either fail to accept delivery of or make payment for the Certificated Note on the date fixed by the Company for Settlement, the Selling Agent will immediately notify the Trustee and the Company by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee’s receipt of the Certificated Note from such Selling

Agent, the Company will promptly return to such Selling Agent an amount of immediately available funds in U.S. dollars (or in the other specified currency) equal to any amount previously transferred to the Company in respect of the Certificated Note pursuant to advances made by such Selling Agent. Such returns will be made on the Settlement date, if possible, and in any event not later than 12:00 noon on the Business Day following the Settlement date. The Company will reimburse such Selling Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Note in respect of which the default occurred, the Trustee will mark the Note “canceled”, make appropriate entries in its records and deliver the Certificated Note to the Company with an appropriate debit advice. Subject to the Agency Agreement, the Selling Agent will not be entitled to any commission with respect to any Certificated Note that the purchaser does not accept or make payment for.

Redemption:

Except as otherwise specified in an applicable Pricing Supplement or in the applicable Certificated Note, the Notes will not be redeemable prior to their Stated Maturity. If so specified in an applicable Pricing Supplement or in the applicable Certificated Note, such Certificated Note will be subject to redemption by the Company, on any Interest Payment Date commencing on or after the date set forth on the Certificated Note, which shall be at least six months after the date of original issue of such Certificated Note, in whole but not in part, at the option of the Company, at the redemption price set forth on the Certificated Note, together with interest accrued thereon to the date of redemption.

Procedures upon Company’s Exercise of Optional Redemption:

Company Notice to Trustee regarding Exercise of Optional Redemption. At least 60 days prior to the date on which it intends to redeem a Certificated Note, the Company will notify the Trustee for such Certificated Note that it is exercising such option with respect to such Certificated Note on such date.

Trustee Notice to Holders regarding Company’s Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Certificated Note, the Trustee will, at least 30 days before the Redemption Date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note, informing such Holder of the Company’s exercise of such option with respect to such Certificated Note.

Payments of Principal and Interest Upon Exercise of Optional Repayment

Trustee Notice to Company of Option to be Repaid. Upon receipt of notice of exercise of the option for repayment and the Certificated Notes to be repaid as set forth in such Certificated Notes, the Trustee for such Certificated Notes shall give notice to the Company by the time provided for in such Certificated Notes of such Optional Repayment Date and of the principal amount of Certificated Notes to be repaid.

Payment at Maturity:

Upon presentation of each Certificated Note at Stated Maturity or upon redemption, the Trustee (or any duly appointed paying agent) will pay the principal amount thereof, together with accrued interest. Such payment shall be made in immediately available funds in U.S. dollars (or such other specified currency), provided that the Certificated Note is presented to the Trustee (or any such paying agent) in time for the Trustee (or such paying agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such paying agent) with funds available for immediate use for such purpose. Certificated Notes presented at Stated Maturity or upon redemption will be canceled by the Trustee.

Procedures for Rate Setting and Posting:

The Company and the Agents will discuss from time to time the rates to be borne by the Certificated Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Certificated Notes upon certain terms, and communicated with the Company, if the Company accepts an offer to purchase Certificated Notes upon such terms, it will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Agent who presented such offer. See “Delivery of Prospectus.” No Settlements with respect to Certificated Notes upon such terms may occur prior to such delivery and the Agents will not, prior to such delivery, mail confirmations to customers who have offered to purchase Certificated Notes upon such terms. After such delivery, sales, mailing of confirmations and Settlements may occur with respect to Certificated Notes upon such terms, subject to the provisions of “Delivery of Prospectus” below.

If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so “posted.” Following establishment of posted rates and prior to the delivery described in the following sentence, the Agents may only record indications of interest in purchasing Certificated Notes at the posted rates. Once any Agent has recorded any indication of interest in Certificated Notes at the posted rates and communicated with the appropriate Officer of the Company, if the Company plans to accept an offer at the posted rate, it will supply an appropriate number of copies of the applicable Pricing Supplement to the Agent who presented such offer. See “Delivery of Pricing Supplement.” No Settlements at the posted rates may occur prior to such delivery and the Agents will not, prior to such delivery, mail confirmations to customers who have offered to purchase Certificated Notes at the posted rates. After such delivery, sales, mailing of confirmations and Settlements may resume, subject to the provisions of “Delivery of Pricing Supplement” below.

Suspension of Solicitation:

In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents through the Trustee whether such orders may be settled and whether copies of the Prospectus, as then amended or supplemented, as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the Settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Pricing Supplement:

A copy of the Prospectus, as most recently amended or supplemented on the date of delivery thereof, must be delivered by an Agent (or, in the case of a sale made directly by the Company, by the Company) to a purchaser (either physically or pursuant to Rule 172 under the Act) prior to or together with the earlier of the delivery of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Certificated Note purchased by such purchaser. The Company will use its best efforts to ensure that the Agents receive copies of the Prospectus and each amendment or supplement thereto in such quantities and within such time limits as will enable an Agent to deliver such confirmation or Certificated Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser’s offer, the Prospectus shall have been supplemented solely to reflect any sale of Certificated Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the prospectus as supplemented to reflect the terms of the Certificated Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Confirmation:

For each order to purchase a Certificated Note solicited by the Agent and accepted by or on behalf of the Company, the Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Trustees Not to Risk Funds:

Nothing herein shall be deemed to require either the Trustee to risk or expend its own funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by either the Trustee to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of Signatures:

The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee’s officers, employees and agents who have been authorized by the Trustee to authenticate Certificated Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of Expenses:

The Agents shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by the Agents during that month that are reimbursable to them pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising Costs:	The Company will determine with the Agents the amount of advertising that may be appropriate in offering the Certificated Notes. Reasonable advertising expenses will be paid by the Company.

Annex III

AUDITORS’ COMFORT LETTERS

The independent accountants referred to in Section 6(j) of the Agency Agreement shall deliver letters, in accordance with such section confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and [that they have performed a review of the unaudited interim financial information of the Company for the     -month period ended                     , 20 , and as at                     , 20 , [insert in each case the date of the most recent unaudited financial statements included or incorporated by reference in the Registration Statement or the Prospectus] in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules [and pro forma financial statements] included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States);

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; [their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the     -month period ended                     , 20 and as at                     , 20 [insert in each case the date of the most recent unaudited financial statements included or incorporated by reference in the Registration Statement or the Prospectus][, as indicated in their report dated                     , 20 incorporated by reference in the Registration Statement [and the Prospectus]];] carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to                     , 20 , [insert date of the most recent audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus], nothing came to their attention that caused them to believe that:

          (1) any unaudited financial statements included or incorporated by reference in the Registration Statement [and the Prospectus] do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement [and the Prospectus];

          (2) with respect to the period subsequent to                     , 20 [insert date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement or the Prospectus], there were, at a specified date not more than five days prior to the date of the letter, any change in the capital stock, increase in long-term debt, or decrease in consolidated stockholders’ equity of the consolidated Company as compared with the amounts shown on the                     , 20 [insert same date as above] consolidated balance sheet included or incorporated by reference in the Registration Statement [and the Prospectus], or for the period from                     , 20 [insert date one day after the date inserted above] to such specified date there were any decreases, as compared with                               [insert the appropriate comparative period; e.g.: the corresponding period in the preceding year; or, the corresponding period in the preceding quarter; or if no appropriate period exists, insert dollar amounts for each item] in consolidated revenues or consolidated net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents;

          (3) [If the interim financial statements included or incorporated by reference in the Registration Statement or the Prospectus are supplemented by later income statement information (so called “capsule” information), add: the unaudited amounts of                                [describe the capsule information and its location] do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement [and the Prospectus]; and [If the capsule information meets the minimum disclosure requirements of APB Opinion No. 28, paragraph 30, the section above should be expanded also to cover “conformity with generally accepted accounting principles”; see paragraph 38 of Statement on Auditing Standards No. 72]

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Registration Statement [and the Prospectus], agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation[; and][.]

          (iv) [If unaudited pro forma financial statements are included or incorporated by reference in the Registration Statement or the Prospectus, it is preferable for the accountants to prepare and include in the Registration Statement or the Prospectus an examination or review “report” on the pro forma financial statements (see bracketed language in paragraph (i) above). To the extent a report is not included on annual or interim pro forma financial statements, include the following in the comfort letter, which is based on Example ”D” of Statement on Auditing Standards No. 72: on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement [and the Prospectus] (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company [and                     ] [insert name of acquired company, if appropriate] who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.]